UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )
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☐	Soliciting Material Pursuant to §240.14a-12

PINNACLE ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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PINNACLE ENTERTAINMENT, INC.
8918 SPANISH RIDGE AVENUE
LAS VEGAS, NEVADA 89148

Supplement dated April 30, 2010 to
Proxy Statement dated April 14, 2010

Dear Fellow Stockholder:

On or about April 14, 2010, Pinnacle Entertainment, Inc. (the “Company”) furnished or otherwise made available to stockholders its Proxy Statement describing the matters to be voted upon at the Annual Meeting of Stockholders to be held at the Annual Meeting of the Company’s stockholders to be held on Tuesday, May 11, 2010, at 10:00 a.m. local time, at Encore at Wynn Las Vegas, 3121 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and at any adjournments or postponements thereof (the “Annual Meeting”). This supplement (“Supplement”) amends that Proxy Statement and should be read in conjunction with it. This Supplement is first being furnished or otherwise made available to stockholders on or about May 4, 2010. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN
(Item No. 2 on WHITE Proxy Card)

Following the Company’s review of the recently published analysis of this proposal by RiskMetrics Group Governance Services (“RiskMetrics”) and in order to facilitate stockholder approval of the amendment to the Company’s 2005 Equity and Performance Incentive Plan as amended (the “2005 Plan”), the Company is amending its proposed amendment to the 2005 Plan to reduce the proposed increase in the number of shares subject to the 2005 Plan from 1,500,000 to 1,100,000. Accordingly, Proposal 2 is hereby amended and restated as follows:

“2. to vote upon to approve an amendment to the Company’s 2005 Equity and Performance Incentive Plan, as amended (the “2005 Plan”), to increase by 1,100,000 the maximum number of shares of the Company’s Common Stock that may be issued or subject to awards under the 2005 Plan, to increase the maximum number of awards under the 2005 Plan that may be issued as incentive stock options from 4,750,000 shares to 5,850,000 shares and to increase the 2005 Plan by certain non-plan option grants to the extent that such non-plan options are forfeited, expire or are terminated without issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares.”

The Company intends to present the 2005 Plan, further amended as described above to the stockholders for their approval at the Annual Meeting and all references to the 2005 Plan contained in the Proxy Statement and WHITE proxy card pertaining to the Annual Meeting shall be deemed to refer to the 2005 Plan, as so amended. The 2005 Plan marked to show the proposed amendment is attached as Exhibit 99.1 to the Current Report on Form 8-K being filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”). Stockholders may obtain, free of charge a copy of such Current Report on Form 8-K and the full text of the 2005 Plan at the SEC’s website: www.sec.gov.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN, AS REVISED.

PROPOSAL 4

STOCKHOLDER PROPOSAL — ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item No. 4 on WHITE Proxy Card)

We are writing to urge you to vote AGAINST the proposal submitted by the AFL-CIO (the “Union”) relating to an advisory vote by stockholders on executive compensation matters as described in the Company’s proxy statement.

The Board of Directors believes that the Union’s proposal is not in the best interest of the Company and its stockholders. The simple advisory vote, as called for by the Union’s proposal, would be vague, difficult to interpret and would provide little or no insight as to the stockholders’ viewpoints regarding specific elements of the Company’s compensation practices. In addition, both the U.S. Congress and the Securities and Exchange Commission are considering rules in this regard that would apply to all public companies. In view of this, we think it is premature to adopt a policy respecting advisory votes on compensation matters.

Your Board is firmly committed to strong and meaningful corporate governance policies. We have separated the functions of Board chairman and chief executive officer, we have instituted a majority vote requirement for election of directors in uncontested elections and we have eliminated tax gross-up payments as described in the Company’s proxy statement.

However, we believe that the Union’s proposal does not further good corporate governance in any meaningful respect. In addition, the Board believes, based solely on circumstantial evidence, that the Union’s proposal is nothing more than a thinly-disguised pressure tactic to promote its own agenda. The Board believes that the Union’s ongoing efforts at the Company’s St. Louis-area properties coupled with the small number of Company shares owned by the Union provide clear evidence of the Union’s ulterior motives. The Company has recently settled its dispute with UNITE HERE Local 74, the Union’s affiliate, and agreed to recognize and, on request, bargain collectively with UNITE HERE Local 74 as the exclusive representative of our employees in the relevant bargaining units.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT STOCKHOLDERS VOTE AGAINST APPROVAL OF THE UNION’S PROPOSAL.

Voting of Proxies

If you have already voted your shares and do not wish to change your vote, no further action is necessary. You do not need to submit a new WHITE proxy card unless you wish to change your vote.

If you have already voted your shares and you wish to change your vote on any matter, you may revoke your proxy before it is voted at the Annual Meeting by (i) using the Internet (http://www.proxyvoting.com), (ii) calling the toll-free telephone number (1-800-690-6903), (iii) completing, signing and dating a WHITE proxy card where indicated and mailing or otherwise returning the card to us prior to the beginning of the Annual Meeting, or (iv) attending the Annual Meeting and voting in person.  If you hold shares through a broker, bank or other nominee, you must submit your voting instructions to that nominee.  A number of brokerage firms and banks offer Internet voting options.  Specific instructions to be followed by owners of shares of Common Stock held in street name are set forth on the voting instruction card accompanying your proxy card or by contacting the brokerage firm bank or other nominee.

For your convenience, another WHITE proxy card is being mailed to all stockholders of record, together with this Supplement.  IF YOU HAVE ALREADY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE ON ANY MATTER, NO FURTHER ACTION IS NECESSARY. ALL STOCKHOLDERS WHO HAVE NOT YET VOTED OR WHO WISH TO CHANGE THEIR VOTE ARE URGED TO RETURN THE ENCLOSED PROXY CARD OR OTHERWISE VOTE THEIR SHARES IN THE MANNER DESCRIBED ABOVE AS SOON AS POSSIBLE.

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